SOUTHWESTERN RESOURCES CORP.

EVERGREEN STOCK OPTION PLAN (2007)

PART 1

INTERPRETATION

1.1

Definitions  In this Plan the following words and phrases shall have the following meanings, namely:

(a)

“Blackout Period” means the interval of time during which the Company has determined that no Optionee may exercise any options of the Company;

(b)

"Board" means the board of directors of the Company;

(c)

"Company" means Southwestern Resources Corp.;

(d)

“Disinterested Shareholders” means the votes of Shares held directly or indirectly by Insiders benefiting from the amendment for which approval is sought are excluded;

(e)

“Eligible Participant” means employees, Service Providers, directors, officers, as defined herein, of the Company, its subsidiaries or Service Providers;

(f)

"Exchange" means The Toronto Stock Exchange or if the Company is not listed on The Toronto Stock Exchange then any other stock exchange on which the Shares are listed for trading;

(g)

“Exchange Policies” means the policies, bylaws, rules and regulations of the Exchange governing the granting of options by the Company, as amended from time to time;

(h)

"Exercise Price" means the price for which Shares may be purchased in accordance with an option granted under this Plan;

(i)

“Expiry Date” means the date that is the later of ten years from the date of grant of the option, or such shorter period as prescribed by the Exchange or by the Board or, in the case of options that expire during, or within 10 days of the expiry of, a Blackout Period, then the Expiry Date is ten days after the expiry of such Blackout Period;

(j)

“Insider” has the meaning ascribed thereto in the Exchange Policies;

(k)

"Joint Actor" means a person acting "jointly or in concert with" another person as that phrase is interpreted in section 96 of the Securities Act;

(l)

“Market Price” means the volume weighted average trading price for the last five trading days on which the Company’s shares traded prior to the date of grant of options;

(m)

“Optionee” means the recipient of an incentive stock option;

(n)

"Plan" means this stock option plan as from time to time amended;

(o)

"Securities Act" means the Securities Act, R.S.B.C. 1996, c.418, as amended, from time to time;

2007 Evergreen Stock Option Plan

(p)

“Securities Laws” means the act, policies, bylaws, rules and regulations of the securities commissions governing the granting of options by the Company, as amended from time to time;

(q)

“Service Provider” means a person or a company engaged by the Company to provide services for an initial, renewable or extended period of twelve months or more;

(r)

"Shares" means common shares of the Company.

1.2

Gender  Throughout this Plan, words importing the masculine gender shall be interpreted as including the female gender.

PART 2

PURPOSE OF PLAN

2.1

Purpose  The purpose of this Plan is to attract and retain employees, directors, officers and Service Providers to the Company and to motivate them to advance the interests of the Company by affording them with the opportunity to acquire an equity interest in the Company through options granted under this Plan to purchase Shares.

PART 3

GRANTING OF OPTIONS

3.1

Administration  This Plan shall be administered by the Board or, if the Board so elects, by a committee (which may consist of only one person) appointed by the Board from its members (the “Committee”).

3.2

Committee's Recommendations The Board may accept all or any part of recommendations of the Committee or may refer all or any part thereof back to the Committee for further consideration and recommendation.

3.3

Grant by Resolution  The Board may, by resolution, grant options to Eligible Participants, or such other eligible Optionees as permitted by Exchange Policies and Securities Laws, and specify the terms of such options, which shall be in accordance with Exchange Policies and Securities Laws.

3.4

Grant to Eligible Participants  The Committee may, by resolution, grant options to those Eligible Participants who are not Insiders of the Company or its subsidiaries and specify the terms of such options, which shall be in accordance with Exchange Policies and Securities Laws.

3.5

Terms of Option  The resolutions of the Board and the Committee shall specify the number of Shares to be placed under option to each Eligible Participant, the Exercise Price to be paid for such Shares upon the exercise of each such option, and the period, including any applicable vesting periods required by Exchange Policy, or by the Board or Committee, during which such option may be exercised.

3.6

Written Agreement  Every option granted under this Plan shall be evidenced by a written agreement, containing such terms and conditions as required by Exchange Policies and Securities Laws, between the Company and the Optionee and, where not expressly set out in the agreement, the provisions of such agreement shall conform to and be governed by this Plan.  In the event of any inconsistency between the terms of the agreement and this Plan, the terms of this Plan shall govern.

2007 Evergreen Stock Option Plan

PART 4

CONDITIONS GOVERNING THE GRANTING AND EXERCISING OF OPTIONS

4.1

Exercise Price  The exercise price of an option granted under this Plan shall be not less than the Market Price.

4.2

Expiry Date  Each option shall, unless sooner terminated, expire on a date to be determined by the Board which will not be later than the Expiry Date.

4.3

Different Exercise Periods, Prices and Number  The Board and the Committee may, in their absolute discretion, upon granting an option under this Plan and subject to the provisions of Section 6.3 hereof, specify a particular time period or periods following the date of granting the option during which the Optionee may exercise his or her option to purchase Shares and may designate the exercise price and the number of Shares in respect of which such Optionee may exercise his or her option during each such time period.

4.4

Death of Optionee  If an Optionee dies prior to the expiry of his or her option, his or her  legal representatives may, within the earlier of one year from the date of the Optionee's death, which date will be extended to the date that is ten (10) days after the end of a Blackout Period, if applicable, or the Expiry Date of the option, exercise that portion of an option granted to the Optionee under this Plan which remains outstanding.

4.5

Termination of Engagement   In the event that an Optionee ceases to be an Eligible Participant for any reason other than death, then such Optionee has the lesser of 90 days, which date will be extended to the date that is ten (10) days after the end of a Blackout Period, if applicable, or until the Expiry Date within which to exercise any option not exercised prior to the date of ceasing to be an Eligible Participant. However, where the employment of an employee or the engagement of a Service Provider or Insider is terminated (i) without a valid cause the Board may, in its discretion, amend the terms of any option held by such Optionee to permit such person to exercise any or all of such options as if such Optionee’s employment or engagement had not been terminated and (ii) for cause the Board may, in its discretion, amend the terms of any options held by such Optionee that have not been previously exercised such that the options will only be exercisable on the next five (5) business days following the date of personal delivery of a written notice to the Optionee.

4.6

Assignment  No option granted under this Plan or any right thereunder or in respect thereof shall be transferable or assignable otherwise than by will or pursuant to the laws of succession except that, if permitted by the rules and policies of the Exchange, an Optionee shall have the right to assign any option granted to him hereunder to a trust, RRSP, RESP or similar legal entity established by such Optionee.

4.7

Notice  Options shall be exercised only in accordance with the terms and conditions of the agreements under which they are respectively granted and shall be exercisable only by notice in writing to the Company.

4.8

Payment  Options may be exercised in whole or in part at any time, subject to any applicable vesting provisions, prior to their lapse or termination.  Shares purchased by an Optionee on exercise of an option shall be paid for in full at the time of their purchase.

PART 5

RESERVE OF SHARES FOR OPTIONS

2007 Evergreen Stock Option Plan

5.1

Sufficient Authorized Shares to be Reserved  Whenever the Articles of the Company limit the number of authorized Shares, a sufficient number of Shares shall be reserved by the Board to satisfy the exercise of options granted under this Plan.

5.2

Maximum Number of Shares to be Reserved Under Plan  The aggregate number of Shares which may be subject to issuance pursuant to options granted under this Plan shall be 10% of the issued and outstanding Shares at the time of the stock option grant.  Any issuance of Shares from treasury, including issuances pursuant to exercise of options, shall automatically replenish the number of Shares issuable under the Plan.

5.3

Maximum Number of Shares Reserved for Insiders  Under no circumstances shall this Plan, together with all of the Company's other previously established or proposed stock options, stock option plans, employee stock purchase plans or any other compensation or incentive mechanisms involving the issuance or potential issuance of Shares, result, at any time, in:

(a)

the number of Shares reserved for issuance pursuant to stock options granted to insiders exceeding 10% of the issued and outstanding Shares;

(b)

the issuance to insiders, within a one year period, of a number of Shares exceeding 10% of the issued and outstanding Shares; or

(c)

the issuance to any one insider and such insider's associates, within a one year period, of a number of Shares exceeding 5% of the issued and outstanding Shares.

PART 6

CHANGES IN OPTIONS

6.1

Share Consolidation or Subdivision  In the event that the Shares are at any time subdivided or consolidated, the number of Shares reserved for option and the price payable for any Shares that are then subject to option shall be adjusted accordingly.

6.2

Stock Dividend  In the event that the Shares are at any time changed as a result of the declaration of a stock dividend thereon, the number of Shares reserved for option and the price payable for any Shares that are then subject to option may be adjusted by the Board to such extent as they deem proper in their absolute discretion.

6.3

Effect of a Take-Over Bid  If a bona fide offer ( an "Offer") for Shares is made to the Optionee or to shareholders of the Company generally or to a class of shareholders which includes the Optionee, which Offer, if accepted in whole or in part, would result in the offeror becoming a control person of the Company, within the meaning of subsection 1(1) of the Securities Act, the Company shall, upon receipt of notice of the Offer, notify each Optionee of full particulars of the Offer, whereupon all Shares subject to such Option (“Option Shares”) will become vested and the Option may be exercised in whole or in part by the Optionee so as to permit the Optionee to tender the Option Shares received upon such exercise, pursuant to the Offer.  However, if:

(a)

the Offer is not completed within the time specified therein including any extensions thereof; or

(b)

all of the Option Shares tendered by the Optionee pursuant to the Offer are not taken up or paid for by the offeror in respect thereof,

then the Option Shares received upon such exercise, or in the case of clause (b) above, the Option Shares that are not taken up and paid for, may be returned by the Optionee to the Company and

2007 Evergreen Stock Option Plan

reinstated as authorized but unissued Shares and with respect to such returned Option Shares, the Option shall be reinstated as if it had not been exercised and the terms upon which such Option Shares were to become vested pursuant to section 4.3 shall be reinstated.  If any Option Shares are returned to the Company under this section 6.3, the Company shall immediately refund the exercise price to the Optionee for such Option Shares.

6.4

Acceleration of Expiry Date  If at any time when an Option granted under the Plan remains unexercised with respect to any unissued Option Shares, an Offer is made by an offeror or a Change of Control, as defined in s. 6.5, occurs, the directors may, upon notifying each Optionee of full particulars of the Offer or the Change of Control, declare all Option Shares issuable upon the exercise of Options granted under the Plan, vested, and declare that the Expiry Date for the exercise of all unexercised Options granted under the Plan is accelerated so that all Options will either be exercised or will expire prior to the date upon which Shares must be tendered pursuant to the Offer or the Change of Control.

6.5

Effect of a Change of Control  If a Change of Control (as defined below) occurs, all Option Shares subject to each outstanding Option will become vested, whereupon such Option may be exercised in whole or in part by the Optionee.  "Change of Control" means the acquisition by any person or by any person and a Joint Actor, whether directly or indirectly, of voting securities as defined in the Securities Act, of the Company, which, when added to all other voting securities of the Company at the time held by such person or by such person and a Joint Actor, totals for the first time not less than twenty percent (20%) of the outstanding voting securities of the Company or the votes attached to those securities are sufficient, if exercised, to elect a majority of the Board of Directors of the Company.

6.6

Certain Adjustments  In order to prevent substantial enlargement or dilution of the rights granted to, or available for, holders of options as compared to holders of Shares, in the event:

(a)

that any rights are granted to all holders of Shares to purchase Shares at prices substantially below fair market value;

(b)

of any distribution of evidences of indebtedness or assets of the Company (excluding dividends paid in the ordinary course) to all holders of Shares; or

(c)

that as a result of any recapitalization, merger, consolidation or otherwise, the Shares are converted into or exchangeable for any other securities;

then in any such case, subject to prior approval of the relevant stock exchanges, the number of Shares reserved for issuance and available for options under the Plan, the number of Shares subject to outstanding options and the exercise price per option shall be proportionately adjusted.

PART 7

SECURITIES LAWS AND EXCHANGE POLICIES

7.1

Exchange Policies and Securities Laws Apply  This Plan and the granting and exercise of any options hereunder are also subject to such other terms and conditions as are set out from time to time in the Securities Laws and Exchange Policies and such rules and policies shall be deemed to be incorporated into and become a part of this Plan.  In the event of an inconsistency between the provisions of such rules and policies and of this Plan, the provisions of such rules and policies shall govern.  In the event that the Company’s listing changes from one tier to another tier on a stock exchange or the Company’s shares are listed on a new stock exchange, the granting of options shall be governed by the rules and policies of such new tier or new stock exchange and unless inconsistent with

2007 Evergreen Stock Option Plan

the terms of this Plan, the Company shall be able to grant options pursuant to the rules and policies of such new tier or new stock exchange without requiring shareholder approval.

PART 8

AMENDMENT OR DISCONTINUANCE OF PLAN

8.1

Shareholder Approval of Amendments Shareholder approval shall be obtained for any of the following amendments to the Plan:

(a)

a change from fixed maximum percentage to a fixed maximum number;

(b)

any change to the definition of “Eligible Participant” which would have the potential of broadening or increasing Insider participation;

(c)

the addition of any form of financial assistance;

(d)

any amendment to a financial assistance provision which is more favourable to Optionees;

(e)

the addition of a deferred or restricted share unit or any other provision which results in Eligible Participants receiving shares while no cash consideration is received by the Company; and

(f)

any other amendments that may lead to significant or unreasonable dilution in the Company’s outstanding securities or may provide additional benefits to Eligible Participants, especially Insiders of the Company, at the expense of the Company and its existing shareholders.

8.2

Disinterested Shareholder Approval of Amendment  Disinterested Shareholder approval shall be obtained for any reduction in the exercise price, or extension of the term, of options granted under this Plan or any other arrangement to an Insider;

8.3

Amendment to Plan by Board of Directors The Board may, subject to receipt of requisite regulatory approval, where required, in its sole discretion make all other amendments to the Plan that are not of the type contemplated in section 8.1 or 8.2 above including, without limitation:

(a)

amend typographical, clerical and grammatical errors;

(b)

a change to the vesting provisions of an option or the Plan;

(c)

reflect changes to applicable securities laws;

(d)

change to the termination provisions of an option or the Plan which does not entail an extension beyond the  Expiry Date;

(e)

reduce the exercise price of an option for an Optionee who is not an Insider; and

(f)

the addition of a cashless exercise feature, payable in cash or securities.

8.4

Shareholder Approval Required by Securities Laws or Exchange Policies Notwithstanding the provisions of section 8.1 or 8.3 the Company shall additionally obtain requisite shareholder approval in respect of amendments to the Plan that are contemplated pursuant to

2007 Evergreen Stock Option Plan

section 8.1 or 8.3, to the extent such approval is required by any applicable Securities Laws or Exchange Policies.

8.5

Consent Required Notwithstanding all of the foregoing, no amendment to the Plan may alter or impair any of the terms of any options previously granted to an Optionee under the Plan without the consent of the Optionee.

8.6

Shareholder Approval of Plan  This Plan must receive shareholder approval every three years, at the Company’s Annual General Meeting.

PART 9

EFFECT OF PLAN ON OTHER COMPENSATION PLANS

9.1

Other Compensation Plans Not Affected  This Plan shall not in any way affect the policies or decisions of the Board in relation to the compensation of employees, Insiders and Service Providers.

PART 10

OPTIONEE'S RIGHTS AS A SHAREHOLDER

10.1

No Rights Until Option Exercised  An Optionee shall be entitled to the rights pertaining to share ownership, such as to dividends, only with respect to Shares that have been fully paid for and issued to him upon exercise of an option.

PART 11

EFFECTIVE DATE OF PLAN

11.1

Effective Date  This Plan shall become effective upon the later of the date of acceptance for filing of this Plan by the Exchange or the approval of this Plan by the shareholders of the Company. The Company may grant options under this Plan prior to Shareholder approval, provided that no exercise of such option or right may occur until Shareholder approval is obtained.

DATE OF PLAN:  MAY 7, 2007

2007 Evergreen Stock Option Plan